                                                                     EXHIBIT 2.4


                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is made and entered into as of May 18, 2001, by and among: EBAY INC., a Delaware corporation ("PARENT") and the shareholders of IBAZAR SA, a corporation duly organized and formed under the laws of France (the "COMPANY), identified on EXHIBIT A hereto (the "SHAREHOLDERS").

                                    RECITALS

        A. Parent and the Shareholders have entered into a Contribution Agreement dated as of February 21, 2001 (the "CONTRIBUTION AGREEMENT"), pursuant to which the Shareholders will contribute all of the outstanding shares of the Company to eBay Belgium Holdings S.A., a societe anonyme duly organized and existing under the laws of Belgium and a subsidiary of Parent, and receive capital stock of Belgian Newco exchangeable into shares of common stock of Parent (the "EXCHANGEABLE STOCK"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Contribution Agreement.

        B. Parent has agreed to provide the Shareholders with certain registration rights as more fully described herein.

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

                             SECTION 1: REGISTRATION

        1.1 REGISTERABLE SHARES. As used in this Agreement, "REGISTERABLE SHARES" means the shares of common stock of Parent receivable by the Shareholders upon exchange of the Exchangeable Stock issued to each Shareholder pursuant to the Contribution Agreement and any shares of common stock of Parent issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; provided, however, that Registerable Shares shall cease to be Registerable Shares when (i) a registration statement covering such Registerable Shares shall have become effective under the Securities Act of 1933, as amended (the "1933 ACT"), and such Registerable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) such Registerable Shares may be transferred pursuant to Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("RULE 144"). Shareholders desiring to sell shares pursuant to Rule 144 shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by Parent's counsel to provide such opinion.



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
        1.2 REGISTRATION.

            (a) On or within fifteen (15) days after the Closing Date, Parent shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 or on any successor form thereto (the "REGISTRATION STATEMENT") to register the resale of the Registerable Shares. Parent shall use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing. Parent shall prepare and file with the SEC a report on Form 8K under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), reflecting the transaction contemplated by the Contribution Agreement, including all financial statements (historical and pro forma) required to be filed in connection therewith, as soon as commercially practicable after the Closing Date, but in no event later than thirty (30) days after the Closing Date.

            (b) The Shareholders shall furnish such information as Parent may reasonably request in connection with the preparation of the Registration Statement in order to permit Parent to comply with all applicable securities laws and requirements of the SEC. Upon the effectiveness of the Registration Statement with the SEC, pursuant to the terms of this Agreement, the Registerable Shares may be sold in accordance with the Registration Statement under the 1933 Act. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registerable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) two years after the Closing Date, provided that such two year period shall be extended by the duration of any Blackout Period(s) (the "REGISTRATION EFFECTIVE PERIOD").

        1.3 OTHER SHARES. Parent may include in the Registration Statement under this Section 1 any shares of common stock of Parent ("PARENT COMMON STOCK") (including issued and outstanding shares of Parent Common Stock as to which the holders thereof have contracted with Parent for "piggyback" registration rights); provided, however, that the registration or resale of the entire number of Registerable Shares pursuant to such Registration Statement shall be honored first and shall take precedence over the inclusion of such other shares of Parent Common Stock.

                         SECTION 2: PARENT'S OBLIGATIONS

        In connection with the Registration Statement referred to in Section 1.2, Parent shall:

        2.1 REGISTRATION STATEMENT. Prepare and file with the SEC the Registration Statement with respect to the Registerable Shares and thereafter use commercially reasonable efforts to cause the Registration Statement to become and remain effective for the period set forth in Section 1.2.

        2.2 AMENDMENTS AND SUPPLEMENTS. As promptly as practical prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2 and to comply with the provisions of the 1933 Act, with respect to


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

the sale or other disposition of the shares of Exchangeable Stock covered by the Registration Statement.

        2.3 COPIES OF OFFERING DOCUMENTS. As promptly as practical furnish to the Shareholders such numbers of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in the Registration Statement and such other documents as the Shareholders reasonably request, in order to facilitate the public sale or other disposition of the Registerable Shares.

        2.4 MISLEADING PROSPECTUS. Promptly notify each Shareholder, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, upon the occurrence of an event as a result of which, in the reasonable judgment of Parent, such Registration Statement or the related prospectus contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Immediately thereafter Parent shall use commercially reasonable efforts to prepare and file with the SEC and furnish to each Shareholder as promptly as possible a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registerable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

        2.5 RULE 144. Use commercially reasonable efforts to file in a timely manner any reports required to be filed by it under the 1933 Act and the 1934 Act, and take such further action as the Shareholders may reasonably request, all from time to time to enable each Shareholder to sell the shares of Exchangeable Stock issued to it pursuant to the Contribution Agreement and any shares of Exchangeable Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization (including the Registerable Shares) owned by it without registration under the 1933 Act pursuant to the exemption provided by Rule 144.

        2.6 BLUE SKY FILINGS. Use commercially reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        2.7 NASDAQ FILING. Use commercially reasonable efforts to cause the securities covered by the Registration Statement to be included for quotation on the Nasdaq National Market or such other exchange on which the Parent Common Stock may then be listed.

        2.8 SALE OF REGISTERABLE SHARES; REMOVAL OF LEGENDS. Parent hereby agrees, upon each request of any Shareholder, to deliver or cause the delivery of any and all opinions of counsel, legend release authorities and instructions to Parent's transfer agent reasonably necessary or advantageous to facilitate the sale by such Shareholder of Registerable Shares pursuant to the


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

Registration Statement or Rule 144, as soon as reasonably practicable after so requested. In the event that Parent, after consultation with legal counsel, determines that it cannot deliver such assurances, it will promptly provide the requesting Shareholder with a written statement setting forth the reason therefor.

                    SECTION 3: THE SHAREHOLDERS' OBLIGATIONS

            In connection with the Registration Statement referred to in Section 1.2, the Shareholders shall each:

        3.1 OTHER DOCUMENTS AND INFORMATION. Complete, execute, acknowledge and/or deliver such questionnaires, custody agreements and other documents, certificates and instruments as are reasonably required by Parent or are otherwise necessary in connection with the registration and offering. Each Shareholder shall promptly provide to Parent such information concerning such Shareholder, their ownership of Parent's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Parent.

        3.2 CESSATION OF OFFERING. Subject to the limitations on the imposition of Blackout Periods contained in Section 4.1, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registerable Shares pursuant to the Registration Statement covering such shares until the Shareholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by Parent, deliver to Parent all copies of the prospectus covering such Registerable Shares in such Shareholder's possession at the time of receipt of such notice.

        3.3 NO PRELIMINARY PROSPECTUS. No Shareholder and no person or entity acting on any Shareholder's behalf shall offer any Registerable Shares by means of any preliminary prospectus.

                             SECTION 4: LIMITATIONS

        4.1 BLACK OUT PERIOD. Notwithstanding anything to the contrary contained in Section 2.4 or elsewhere in this Agreement, if, in the reasonable judgment of Parent acting in good faith (a) one or more confidential events occur or circumstances exist that would (absent disclosure) result in a registration statement of Parent containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) the premature disclosure of such event(s) or circumstance(s) be seriously detrimental to Parent, Parent shall not be obligated to file a registration statement or any amendment or supplement thereto, and Parent may suspend the Shareholders' rights to make sales pursuant to an effective registration pursuant to Section 1, for a period of not more than sixty (60) days (the "BLACKOUT PERIOD"); provided, however, that Parent shall not utilize the right described in this Section 4.1 more than twice in any 12-month period nor more than once in any 90-day period; and provided further, however, that any such Blackout Period shall, in any event, expire no later than two days following Parent's filing with the SEC, pursuant to Section 2.4 hereof, of supplemental


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

information disclosing such event(s) or circumstance(s) which originally caused Parent to impose such Blackout Period.

                     SECTION 5: EXPENSES AND INDEMNIFICATION

        5.1 CERTAIN FEES AND COMMISSIONS. Parent shall pay its own general legal and accounting fees, "blue sky" expenses and all printing fees in connection with the Registration Statement. The Shareholders shall pay any fees and costs of their own counsel and all underwriting discounts, commissions and expenses of underwriters or brokers incurred in connection with the offering and sale of the Registerable Shares.

        5.2 OTHER EXPENSES. Parent shall pay all registration and filing fees attributable to the Registerable Shares and the listing fee payable to the Nasdaq National Market or such other exchange on which the Parent Common Stock may then be listed.

        5.3 INDEMNIFICATION. In the event any Registerable Shares are included in a registration statement under Section 1:

            (a) INDEMNIFICATION BY PARENT. To the extent permitted by law, Parent will indemnify and hold harmless each Shareholder, such Shareholder's heirs, successors and assigns, any underwriter (as defined in the 1933 Act) for such Shareholder (if selected by Parent or approved by Parent), and each person, if any, who controls such Shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto or materials incorporated therein, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and Parent will reimburse each such Shareholder, such Shareholder's heirs, successors and assigns, underwriter (if selected by Parent or approved by Parent) or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) shall not apply (i) to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto or materials incorporated therein, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Shareholder or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registerable Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registerable Shares to such person because of the failure of such Shareholder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was


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corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder, underwriter or controlling person and shall survive the transfer of the Registerable Shares by such Shareholder.

            (b) INDEMNIFICATION BY SHAREHOLDERS. To the extent permitted by law, each Shareholder will severally (but not jointly and pro rata with the other Shareholders) indemnify and hold harmless Parent, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933 Act) with respect to the Registerable Shares, and each person, if any, who controls Parent or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in such registration by such Shareholder, or (ii) the failure of such Shareholder or any underwriter with respect to the Registerable Shares held by such Shareholder at or prior to the written confirmation of the sale of the Registerable Shares held by such Shareholder to send or arrange delivery of a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such loss, claim, damage, liability or action who purchased the Registerable Shares which is the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Each Shareholder will reimburse Parent and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registerable Shares by such Shareholder. Notwithstanding the foregoing, in no event shall any Shareholder be liable pursuant to this Section 5.3(b), or pursuant to Section 5.3(d) below, for an amount in excess of the net proceeds received by such Shareholder from the sale of Registerable Shares pursuant to the Registration Statement.

            (c) INDEMNIFICATION PROCEDURES. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "INDEMNIFIED PARTY") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an "INDEMNIFYING PARTY"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however,


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that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

            (d) To the extent that the indemnification provided for in Section 5.3(a) and (b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



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                           SECTION 6: OTHER PROVISIONS

        6.1 ARBITRATION. Notwithstanding any provision to the contrary contained herein, any dispute, action or proceeding arising out of or relating to this Agreement shall be made solely in accordance with the arbitration provision set forth in Article 11 of the Contribution Agreement.

        6.2 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        6.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth in Section 10.5 of the Contribution Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto.

        6.4 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        6.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        6.6 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        6.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Shareholder may assign such Shareholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Shareholder, such Shareholder's rights under this Agreement shall be transferred to the person(s) who receive such Shareholder's Exchangeable Stock under the laws of descent and distribution,
(ii) a Shareholder may assign such Shareholder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Shareholder transfers Registerable Shares or in connection with an estate planning transaction, (iii) a Shareholder may transfer its rights under this Agreement to any transferee of 30,000 (or, if less, all of Shareholder's holdings) or more of the Registerable Shares (subject to appropriate adjustment based on stock dividends, stock splits and other similar transactions after the date hereof) who agrees in writing to be bound by the terms of this Agreement to the same extent as if such transferee were a Shareholder hereunder and subject to such Shareholder's prior delivery to Parent of an opinion of counsel in form reasonably satisfactory to the Parent to the effect that the transfer of Registerable Shares was made in compliance with all applicable federal and state securities laws and (iv) a pro rata distribution of Registerable Shares without additional consideration to the general and limited


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

partners, shareholders or trust beneficiaries of a Shareholder shall not be deemed a sale or transfer for purposes of this Section 5.5 and such persons shall be entitled to the same rights under this Agreement as the initial Shareholder from which the Registerable Shares were received were entitled to and shall be deemed a Shareholder for the purposes of this Agreement. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Shareholders; Parent; and the respective successors and assigns, if any, of the foregoing.

        6.8 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        6.9 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        6.10 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        6.11 PARTIES IN INTEREST. Except for the provisions of Section 5.3, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

        6.12 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        6.13 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.


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

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


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


        This Registration Rights Agreement has been executed and delivered as of the date first stated above.



        EBAY INC.



        By: /s/ JAY CLEMENS
           --------------------------------

        Name: Jay Clemens
             ------------------------------

        Title: VP, Deputy General Counsel
              -----------------------------


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

        SHAREHOLDER



        By: /s/ PIERRE-FRANCOIS GRIMALDI
           --------------------------------

        Name: Pierre-Francois Grimaldi
             ------------------------------

        Title:
              -----------------------------

        SHAREHOLDER: GS Capital Partners III, L.P.



        By: /s/ JEAN-CHRISTOPHE GERMANI
           --------------------------------

        Name: Jean-Christophe Germani
             ------------------------------

        Title: Attorney-in-Fact
              -----------------------------

        SHAREHOLDER: GS Capital Partners III, Offshore, L.P.



        By: /s/ JEAN-CHRISTOPHE GERMANI
           --------------------------------

        Name: Jean-Christophe Germani
             ------------------------------

        Title: Attorney-in-Fact
              -----------------------------

        SHAREHOLDER: Goldman, Sachs & Co. Verwaltungs GmbH



        By: /s/ JEAN-CHRISTOPHE GERMANI
           --------------------------------

        Name: Jean-Christophe Germani
             ------------------------------

        Title: Attorney-in-Fact
              -----------------------------

        SHAREHOLDER: Stone Street Fund, 1999, L.P.



        By: /s/ JEAN-CHRISTOPHE GERMANI
           --------------------------------

        Name: Jean-Christophe Germani
             ------------------------------

        Title: Attorney-in-Fact
              -----------------------------

        SHAREHOLDER:



        By: /s/ MARC PIQUEMAL
           --------------------------------

        Name: Marc Piquemal
             ------------------------------

        Title:
              -----------------------------

        SHAREHOLDER: Cisalpina Gestioni, S.p.A.


        By /s/ JACQUET JEROME
           ----------------------------------

        Name:  Jacquet Jerome
             --------------------------------

        Title: Pursuant to Power of Attorney
              -------------------------------



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